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                                                                    Exhibit 10.2


                              AMENDED AND RESTATED
                         SENIOR SECURED PROMISSORY NOTE

$1,100,000.00   New York, New York
Originally issued on August 13, 2003
Amended and Restated December 18, 2003

            FOR VALUE RECEIVED, the undersigned NEUROLOGIX, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of CHANGE TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "Holder"), the principal sum of $1,100,000.00 (the "Restated Principal Amount"), together with interest on the unpaid principal amount from time to time outstanding from and including the date hereof until such principal is paid in full. This Amended and Restated Promissory Note (this "Restated Note") amends and restates the Senior Secured Promissory Note issued by the Borrower on August 13, 2003 (the "Original Issuance Date") for the aggregate principal amount of $750,000.00 (the "Original Note") and shall be effective upon its execution by the Borrower and delivery to the Holder. The principal of and interest on this Restated Note shall be due and payable at such time and in such amounts as set forth herein.

            1. Principal. The Borrower shall pay to the Holder the entire principal amount of this Restated Note then outstanding, together with interest accrued and unpaid on (i) this Restated Note, and (ii) the Original Note from the Original Issuance Date to the date hereof, on June 30, 2004 (the "Maturity Date"). At its option, the Borrower may prepay all or any portion of this Restated Note together with accrued and unpaid interest hereon at any time without penalty or premium.

            2. Interest. The Borrower promises to pay interest on the outstanding principal of this Restated Note at the rate of 4% per annum on the Maturity Date together with all interest accrued and unpaid on the Original Note from the Original Issuance Date to the date hereof. Interest on this Restated Note shall accrue from the date hereof until repayment of the principal and payment of all accrued interest in full and shall be computed on the basis of a 365 day year and the actual number of days elapsed.

            3. Representations and Warranties.

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each jurisdiction in which such qualification is required by law. The Borrower has the power and authority to own the properties it purports to own, to transact
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the business it transacts and proposes to transact, to execute and deliver this
Restated Note and to perform the provisions hereof.

                  (b) This Restated Note has been duly authorized by all necessary action on the part of the Borrower, and this Restated Note constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance by the Borrower of this Restated Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Borrower under, any indenture, mortgage, deed of trust, loan, credit agreement, operating agreement, or any other material agreement, lease or instrument to which the Borrower is bound or by which the Borrower or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Borrower or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Borrower, which violation could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Borrower.

                  (d) No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Borrower of this Restated Note.

            4. Security Documents.

                  (a) In order to secure the due and punctual payment of the principal of and interest on this Restated Note when and as the same shall be due and payable according to the terms of this Restated Note, whether at maturity, by acceleration or otherwise, the Borrower has granted a lien and security interest in all of the assets of the Borrower pursuant to the Security Agreement, dated August 13, 2003 and amended as of the date hereof (as amended, amended and restated, modified or otherwise supplemented from time to time, the "Security Agreement"), by and between the Borrower and the Holder.

                  (b) In order to ensure that the security interests granted by the Borrower to the Holder shall be entitled to priority over all existing indebtedness (and security therefor) of the Borrower, the Holder, Palisade Private Partnership, L.P., Dr. Martin J. Kaplitt, Clark A. Johnson and the Borrower entered into a Subordination and Intercreditor Agreement, dated August 13, 2003 and amended as of the date hereof (as amended, amended and restated, modified or otherwise supplemented from time to time, the "Subordination Agreement").

            5. Defaults and Remedies.

                  (a) Events of Default. An "Event of Default" shall occur if:
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                        (i) the Borrower shall default in the payment of the
principal or interest due under this Restated Note, when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise;

                        (ii) (A) the Borrower shall default in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Security Agreement or Subordination Agreement and such default shall continue for fifteen (15) days;

                        (iii) the Borrower commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, composition, extension or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its assets (a "Bankruptcy Action"); or

                        (iv) the Borrower becomes the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of sixty (60) days.

                  (b) Acceleration. If an Event of Default occurs under clause
(a)(iii) or (iv) of this Section 5, then the outstanding principal of and all accrued interest on this Restated Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. If any other Event of Default occurs and is continuing, then the Holder, by written notice to the Borrower, may declare the principal of and accrued interest on this Restated Note to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which the Borrower expressly waives hereby.

                  (c) Notices. The Borrower shall give immediate written notice to the Holder of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, could become an Event of Default.

            6. No Novation. It is expressly understood and agreed by the Borrower and the Holder that this Restated Note is in no way intended to constitute a novation of the obligations and liabilities existing under the Original Note or evidence payment of all or any of such obligations and liabilities.

            7. Costs. In case of any default under this Restated Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such default.

            8. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy hereunder or any other document referred to herein, and each and every such remedy shall be cumulative and shall be in
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addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            9. Remedies Not Waived. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

            10. Waiver of Protest, Presentment, etc. The Borrower hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Restated Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Restated Note or by way of any extension or extensions of time for the payment of principal and interest.

            11. Transfer. The Holder acknowledges that this Restated Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

            12. Payments. All payments of principal of this Restated Note and of interest on this Restated Note and the Original Note shall be made by wire transfer of immediately available funds, in lawful money of the United States of America, to an account designated by Holder.

            13. Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a)   if to the Borrower:

                        Neurologix, Inc.
                        One Bridge Plaza
                        Fort Lee, NJ  07024
                        Attention:  Mark Hoffman, Secretary
                        Facsimile No.: (201) 585-7998

                  (b)   if to the Holder:

                        Change Technology Partners, Inc.
                        537 Steamboat Road
                        Greenwich, CT  06830
                        Attention:  Michael Gleason, Chairman and
                                    Chief Executive Officer
                        Facsimile No.: (203) 661-1331

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, post prepaid, if mailed; and when receipt is acknowledged, if telecopied. Either
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party may change the address to which notices, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            14. No Assignment. Neither this Restated Note nor the rights, duties and obligations of the Borrower hereto may be assigned by the Borrower at any time, by operation of law or otherwise.

            15. Binding Effect. This Restated Note and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 13, their successors and permitted assigns.

            16. GOVERNING LAW. THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE BORROWER AND THE HOLDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            17. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Restated Note or the agreements and transactions contemplated hereby may be instituted only in a state or federal court of the State of New York located in the borough of Manhattan and the Borrower agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Restated Note, the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court. The Borrower further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Borrower if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to the Borrower as herein provided.

            18. WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY.

            19. Headings. The headings in this Restated Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof and do not constitute part of this Restated Note.
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                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Senior Secured Promissory Note as of the date first above written.

                                        NEUROLOGIX, INC.


                                        By:   /s/ Mark S. Hoffman
                                              ----------------------------------
                                              Name:   Mark S. Hoffman
                                              Title:  Secretary